                                                          Exhibit No.EX-99.e.1.a

                              FORM OF AMENDMENT TO

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                 ASSETMARK FUNDS

                                       AND

                          ASSETMARK CAPITAL CORPORATION

     This Amendment (the  "Amendment") is entered into as of the 15th day of May
2007, by and between AssetMark Funds, a Delaware  statutory trust (the "Trust"), and AssetMark Capital Corporation, a California corporation (the "Distributor").

     The parties hereby amend the  Distribution  Agreement  dated as of the 20th day of October,  2006 (the  "Agreement"),  as set forth below.  Unless otherwise provided,  capitalized  terms used herein shall have the same meanings  given to such terms in the Agreement.

     1.   Effective  immediately,  Appendix A of the  Agreement is replaced with
          Appendix A attached hereto.

     The Agreement, as amended, shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized  officer on one or more counterparts as of the day and year first above written.

AssetMark Funds

______________________________
Name:
Title:

AssetMark Capital Corporation

______________________________
Name:
Title:

                                   APPENDIX A

AssetMark Large Cap Value Fund

AssetMark Large Cap Growth Fund

AssetMark Small/Mid Cap Value Fund

AssetMark Small/Mid Cap Growth Fund

AssetMark International Equity Fund

AssetMark Real Estate Securities Fund

AssetMark Tax-Exempt Fixed Income Fund

AssetMark Core Plus Fixed Income Fund

AssetMark Fundamental Index(TM) Large Company Value Fund

AssetMark Fundamental Index(TM) Large Company Growth Fund

AssetMark Fundamental Index(TM) Small Company Value Fund

AssetMark Fundamental Index(TM) Small Company Growth Fund

AssetMark Fundamental Index(TM) International Equity Fund